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                                                                   EXHIBIT 10.26


                   THE CMC HEARTLAND PARTNERS INCENTIVE PLAN

                           Effective January 1, 2000

          1.   Purpose.  The CMC Heartland Partners Incentive Plan (the "Plan")
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is intended to provide incentives which will attract, retain and motivate highly competent persons of CMC Heartland Partners (the "Company").

          2.   Administration.  The Plan will be administered by a committee of
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the Board of Directors of the Company (the "Board") or a subcommittee of a committee of the Board appointed by the Board from among its members (the "Committee"). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employees of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

          3.   Term.  The Plan shall be effective January 1, 2000 and shall end
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on December 31, 2003.

          4.   Participants.  Participants shall consist of such employees of
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the Company as the Committee in its sole discretion determines to be in a position to impact the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive benefits under the Plan. The Committee shall consider such factors as it deems pertinent in selecting participants. Each participant and the respective participant's share of the Benefit Pool (as that term is defined below), or a specific pool within the Benefit Pool, shall be listed on Exhibit A attached to the Plan. The Committee may make additions from time to time to Exhibit A.

          5.   Benefit Pool.  The aggregate benefits payable under the Plan (the
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"Benefit Pool") shall be the following percentages of the net proceeds (the "Net
Proceeds") received by the Company on the sale of real estate after deducting all debt obligations on the property sold, seller's closing costs (including, but not limited to title changes and transfer taxes) and any real estate broker's commissions:

               a. 3% of the Net Proceeds received by the Company in 2000 from sales of real property closed in 2000 (the "2000 Benefit Pool");

               b. 3% of Net Proceeds received by the Company in 2001 from sales of real property closed in 2001 (the "2001 Benefit Pool");
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               c.   2% of the Net Proceeds received by the Company in 2002 from sales of real property closed in 2002 (the "2002 Benefit Pool"); and

               d. 1% of the Net Proceeds received by the Company in 2003 from sales of real property closed in 2003 (the "2003 Benefit Pool").

          6.   Payments.
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               a.   2000 Benefit Pool.  As soon as administratively practicable
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                    after December 31, 2000, but in no event later than March
                    31, 2001, each participant shall receive 50% of his/her share in the 2000 Benefit Pool determined as of December 31, 2000. If the participant is an employee of the Company on December 31, 2003, the balance of the participant's share of the 2000 Benefit Pool shall be paid to the participant without interest on December 31, 2003. If the participant is not an employee on December 31, 2003, the unpaid balance of the participant's share of the 2000 Benefit Pool shall be forfeited.

               b.   2001 Benefit Pool.  As soon as administratively practicable
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                    after December 31, 2001, but in no event later than March
                    31, 2002, each participant shall receive 50% of his/her share in the 2001 Benefit Pool determined as of December 31, 2001. If the participant is an employee of the Company on December 31, 2003, the balance of the participant's share of the 2001 Benefit Pool shall be paid to the participant without interest on December 31, 2003. If the participant is not an employee on December 31, 2003, the unpaid balance of the participant's share of the 2001 Benefit Pool shall be forfeited.

               c.   2002 Benefit Pool.  As soon as administratively practicable
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                    after December 31, 2002, but in no event later than March
                    31, 2003, each participant shall receive 50% of his/her share in the 2002 Benefit Pool determined as of December 31, 2002. If the participant is an employee of the Company on December 31, 2003, the balance of the participant's share of the 2002 Benefit Pool shall be paid to the participant without interest on December 31, 2003. If the participant is not an employee on December 31, 2003, unpaid balance of the participant's share of the 2002 Benefit Pool shall be forfeited.

               d.   2003 Benefit Pool.  As soon as administratively practicable
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                    after December 31, 2003, but in no event later than March
                    31, 2004, each participant shall receive 100% of his/her share in the 2003 Benefit Pool determined as of December 31, 2003.

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          7.   Cessation of Employment.
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               a.   In the event a participant ceases to be an employee of the
     Company as a result of the participant's death, total and permanent disability, resignation, retirement or termination without cause, such participant, or the participant's designated beneficiary or estate shall receive, except as provided in Section 6, all accrued benefits through the date on which the participant ceased to be an employee of the Company.

               b. In the event a participant ceases to be an employee of the Company as a result of the participant's termination with cause, such participant shall forfeit all accrued benefits through such date of termination with cause.

               c. For purposes of subsection b of this Section 7, termination with cause shall have the following meaning:

                    (i) a participant's commission of a material act of fraud against the Company or its affiliates;

                    (ii) a participant's conviction of any crime which constitutes a felony in the jurisdiction involved; or

                    (iii) a participant's willful, repeated and demonstrable failure to substantially perform his/her duties over a period of not less than 30 days, other than any such failure resulting from incapacity due to physical or mental illness, or material breach of any obligations under this Agreement, and failure to cure such failure or breach within 30 days after receipt of written notice from the Board. No act or failure to act will be considered "willful" unless done, or omitted to be done in good faith and without reasonable belief that such action or omission was in the best interests of the Company and its affiliates.

               d. All amounts in the Benefit Pool which are forfeited may be allocated by the Committee to existing participants in the Plan or to additional participants or not allocated in whole or part. Any amounts not allocated under the Plan shall not be included in any benefits payable under the Plan.

          8.   Amendment and Termination.  The Committee, in its absolute
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discretion and without any notice, may at any time modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely.

          9.   Withholding.  All payments made pursuant to this Plan shall be
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net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements.

          10   Governing Law.  The Plan shall be construed, administered and
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governed in all respects under and by the laws of the state of Illinois.

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                                    CMC HEARTLAND PARTNERS


                                    By:  _________________________________

                                    Its: _________________________________

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